As filed with the Securities and Exchange Commission on August 7, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

One Federal Street, 30th Floor
British Columbia, Canada	Boston, MA	55-0886410
(State or other jurisdiction of incorporation	(Address of Principal Executive Offices)	(IRS Employer Identification No.)
or organization)

ATLANTIC POWER HOLDINGS, INC.
FIFTH AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Barry E. Welch

President and Chief Executive Officer

Atlantic Power Corporation

One Federal Street, 30th Floor
Boston, MA 02110

(617) 977-2400
(Name, address and telephone number, including area code, of agent for service)

With copies to:

Craig Brod

Pamela L. Marcogliese

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY  10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Shares, no par value	2,000,000	$3.69	$7,380,000	$950.54

(1)              Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Atlantic Power Holdings, Inc. Fifth Amended and Restated Long-Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split or similar transaction.

(2)              Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low sales prices of the Common Shares as reported on the New York Stock Exchange on August 1, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

*         The documents containing the information required by this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as a part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The documents listed below, which have previously been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)     Annual Report on Form 10-K, filed with the Commission on February 28, 2014;

(b)     Quarterly Report on Form 10-Q, filed with the Commission on May 12, 2014;

(c)     Current Reports on Form 8-K, filed with the Commission on January 30, 2014, February 2, 2014, February 6, 2014, February 7, 2014, February 26, 2014, February 28, 2014, March 25, 2014, May 1, 2014, May 5, 2014, May 12, 2014, May 29, 2014 and June 20, 2014; and

(d)     The description of the Company’s common shares contained in the Company’s Registration Statement on Form 10 (File No. 001-34691), filed with the Commission on July 21, 2010.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in this registration statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BC Act”), the Company may indemnify a present or former director or officer, or a person who acts or acted as a director or officer of another corporation at the request of the Company, or as a director or officer of one of the Company’s affiliates, and his or her heirs and personal representatives, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding in which such party or any of the heirs and personal or other legal representatives of such party, is or may be joined as a party or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding, including costs, charges, expenses, and legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or her including an amount paid to settle an action or satisfy a judgment in respect of any legal proceeding or investigative action to which he or she is made a party by reason of his or her position; and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful, and subject to the BC Act. Other forms of indemnification may be made with court approval.

In accordance with the Company’s articles of continuance (the “Articles”), the Company shall indemnify every director or former director and his or her heirs and personal representatives, or may, subject to the BC Act, indemnify any other person. The Company has entered into indemnity agreements with its directors and executive officers, whereby the Company has agreed to indemnify the directors and officers to the extent permitted by the Articles and the BC Act.

The Articles permit the Company, subject to the limitations contained in the BC Act, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or of a corporation at a time when the corporation is or was an affiliate of the Company, or at the request of the Company is or was a director, officer, employee or agent, or a position equivalent to director or officer, of a corporation or of a partnership, trust, joint venture, or other unincorporated entity, in respect of any liability incurred by him or her in such capacity. The Company’s directors and officers liability insurance coverage consists of five policies with aggregate limits of $50 million.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit Number	Documents
4.1

Articles of Continuance of Atlantic Power Corporation, dated November 24, 2009, as amended on June 29, 2010 (incorporated by reference herein to Exhibit 3.1 to the Company’s registration statement on Form 10-12B (File No. 001-34691) filed with the Commission on July 9, 2010).

10.1

Fifth Amended and Restated Long-Term Incentive Plan, dated April 11, 2013 (incorporated by reference herein to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2013).

10.2

Amendment No. 1 to the Fifth Amended and Restated Long-Term Incentive Plan of the Company (incorporated by reference to Exhibit A to Schedule B to the Company’s definitive Proxy Statement on Schedule 14A filed on April 30, 2014).

5.1	Opinion of Goodmans.*

23.1	Consent of Goodmans (included in Exhibit 5.1)

23.2	Consent of KPMG LLP.*

24.1	Power of Attorney (included on the signature page of this registration statement)*

*      Filed herewith

Item 9.   Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 7th day of August, 2014.

Atlantic Power Corporation

By:	/S/ Terrence Ronan
Terrence Ronan
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Atlantic Power Corporation, hereby severally constitute Barry E. Welch and Terrence Ronan and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Atlantic Power Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry E. Welch	President, Chief Executive Officer and Director	August 7, 2014
Barry E. Welch	(principal executive officer)

/s/ Terrence Ronan	Chief Financial Officer	August 7, 2014
Terrence Ronan	(principal financial and accounting officer)

/s/ Irving R. Gerstein	Chairman of the Board	August 7, 2014
Irving R. Gerstein

/s/ Kenneth M. Hartwick	Director	August 7, 2014
Kenneth M. Hartwick

/s/ Richard Foster Duncan	Director	August 7, 2014
Richard Foster Duncan

/s/ John A. McNeil	Director	August 7, 2014
John A. McNeil

/s/ Holli C. Ladhani	Director	August 7, 2014
Holli C. Ladhani

EXHIBIT INDEX

Exhibit Number	Documents
4.1	Articles of Continuance of Atlantic Power Corporation, dated as of June 29, 2010 (incorporated by reference to our registration statement on Form 10-12B filed on July 9, 2010).

10.1

Fifth Amended and Restated Long-Term Incentive Plan, dated April 11, 2013 (incorporated by reference herein to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2013).

10.2

Amendment No. 1 to the Fifth Amended and Restated Long-Term Incentive Plan of the Company (incorporated by reference to Exhibit A to Schedule B to the Company’s definitive Proxy Statement on Schedule 14A filed on April 30, 2014).

5.1	Opinion of Goodmans.*

23.1	Consent of Goodmans (included in Exhibit 5.1)

23.2	Consent of KPMG LLP.*

24.1	Power of Attorney (included on the signature page of this registration statement)*

*      Filed herewith